UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2008, our board, following the recommendation of its governance committee, approved amendments to our bylaws. The amendments became effective immediately upon approval. The following description of the principal features of the amendments is only a summary and is qualified in its entirety by reference to the full text of the restated bylaws which are filed as Exhibit 3.1 to this Form 8-K and are incorporated by reference herein.

The amendments, among other things, amend the bylaws to:

- clarify that all director nomination proposals must be made in accordance with the advance notice procedures applicable to all other business brought by shareholders at a regular or special meeting of the shareholders;

- require that each shareholder proposal submitted in connection with a regular or special meeting of the shareholders contain more specific information related to the proposal;

- allow the board and/or the chairperson of a shareholder meeting to adopt rules of conduct for shareholder meetings;

- describe the role our new board position of Independent Lead Director; and

- update descriptions of the roles of certain officer positions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 - Restated Bylaws of ADC Telecommunications, Inc. (Effective as of December 9, 2008)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

December 12, 2008	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Restated Bylaws of ADC Telecommunications, Inc. (Effective as of December 9, 2008)